SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2011

SUNRISE REAL ESTATE GROUP, INC.
(Exact name of registrant as specified in its charter)

Texas	000-32585	75-2713701
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

Suite 701, No.333, Zhaojiabang Road
Shanghai, PRC 200032

Registrant's telephone number, including area code (86)-21-6422-0505

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2011 the registrant, Sunrise Real Estate Development Group, Inc. ("Sunrise"), entered into a Share Purchase Agreement with Good Speed Services Limited (“Good Speed”) to issue 2.5 million shares to Good Speed for US $500,000. This transaction is subject to standard closing terms and conditions and is scheduled to close on or before March 20, 2011.

On January 22, 2011, the registrant, Sunrise Real Estate Development Group, Inc. ("Sunrise"), entered into a Share Purchase Agreement with Better Times International Limited (“Better Time”) to issue 2.5 million shares to Better Time for US $500,000. This transaction is subject to standard closing terms and conditions and is scheduled to close on or before March 20, 2011.

Notwithstanding anything to the contrary, Good Speed and Better Time shall have the right, in its sole and absolute discretion, at any time prior to its payment of Sunrise’s shares, to terminate this Agreement, in which event, this Agreement shall be terminated and no party shall have any further obligation to any other party.

Item 3.02. Unregistered Sales of Equity Securities.

As set forth in above Item 1.01, Sunrise, upon the closing of the Share Purchase Agreements, will issue 2.5 million shares of common stock to Better Time for US $500,000 and 2.5 million shares of common stock to Good Speed for US $500,000, for a total aggregate amount of US $1 million to be received by Sunrise.

In connection with the issuance of its shares to Better Time and Good Speed, Sunrise will rely on Regulation S as its exemption from the registration requirements of the Securities Act of 1933. All of such persons are non-US persons and agree that the shares may not be transferred or sold except in accordance with the provisions of Regulation S and/or compliance with the registration requirements of the Securities Act of 1933 or in reliance upon an applicable exemption therefrom. The certificates representing the Sunrise shares shall bear a legend reflecting such transfer restrictions and stop transfer orders will be placed with the transfer agent against these shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of January 21, 2011 between Sunrise Real Estate Group, Inc. and Better Time International Limited
10.2	Stock Purchase Agreement, dated as of January 22, 2011 between Sunrise Real Estate Group, Inc. and Good Speed Services Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2011
SUNRISE REAL ESTATE GROUP, INC.
By:	/s/ Lin. Chi Jung
Name:Lin, Chi Jung
Chief Executive Officer